EXHIBIT 19.1

Franklin Auto Trust 2005-1
Monthly Servicing Report

Collection Period:	April 2006
Distribution Date:	May 20, 2006
Number of Days in Distribution Period:	30

Section I. Original Deal Parameters

A. Original Portfolio	Principle Weighted Average
Number of	Principal	Coupon	Original Term	Remaining Term	Seasoning
Contracts	Balance	(WAC)	(Months)	(Months)	(Months)
i. Prime Loans	10,390	170,484,495.33	7.91%	67.88	60.89	6.99
ii. Non-Prime Loans	10,140	170,649,966.86	11.70%	69.16	61.90	7.26
iii. Sub-Prime Loans	612	8,865,537.90	16.34%	64.60	58.96	5.64
iv. Pre-funding account	0.00
v. Total Loans	21,142	350,000,000.09	9.97%	68.42	61.34	7.08

B. Bonds Issued
Original Principal	Legal Final
Balance	Coupon	Maturity	CUSIP
i. Class A-1 Notes	75,000,000.00	4.49625%	December 20, 2006	35242R BK 9
ii. Class A-2 Notes	82,000,000.00	4.84%	September 22, 2008	35242R BL 7
iii. Class A-3 Notes	102,000,000.00	4.91%	April 20, 2010	35242R BM 5
iv. Class A-4 Notes	46,375,000.00	5.01%	May 20, 2013	35242R BN 3
v. Class B Notes	21,000,000.00	5.12%	May 20, 2013	35242R BP 8
vi. Class C Notes	23,625,000.00	5.44%	May 20, 2013	35242R BQ 6

C. Spread Account

i. Initial Cash Deposit	0.00
ii. Spread Account Floor Amount	1,750,000.00
iii. Specified Spread Account Amount	5.25%	of Outstanding Pool Balance
iv. Maximum Spread Account Amount	10.00%	of Outstanding Pool Balance
v. Initial Letter of Credit Commitment	13,475,000.00

Section II. Deal Status as of Previous Distribution Date

A. Portfolio	Principle Weighted Average
Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)

i. Prime Loans	9,535	147,081,754.21	7.89%	68.01	57.55	10.46
ii. Non-Prime Loans	9,216	148,161,582.14	11.66%	69.27	58.79	10.48
iii. Sub-Prime Loans	557	7,727,031.50	16.22%	64.82	55.65	9.17
iv. Pre-funding Account	0.00
v. Total Loans	19,308	302,970,367.85	9.95%	68.55	58.11	10.44

B. Bonds Outstanding
Principal Balance	Unpaid Interest Shortfall Amount
i. Class A-1 Notes	27,970,367.85	0.00
ii. Class A-2 Notes	82,000,000.00	0.00
iii. Class A-3 Notes	102,000,000.00	0.00
iv. Class A-4 Notes	46,375,000.00	0.00
v. Class B Notes	21,000,000.00	0.00
vi. Class C Notes	23,625,000.00	0.00

C. Spread Account

i. Spread Account Cash Balance	2,430,944.31
ii. Letter of Credit Commitment	13,475,000.00

D. Shortfall Amounts

i. Base Servicing Fee Shortfall	0.00
ii. Letter of Credit Commitment Fee Shortfall	0.00
iii. Additional Servicing Fee Shortfall	0.00

Section II. Deal Status as of Previous Distribution Date

E. Delinquencies in Period

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	256,277.40	192,905.89	39,542.72	0.00	92,024.20	73,064.43
ii. Non-Prime Loans	1,558,058.77	291,077.60	242,124.08	13,659.92	473,862.70	297,656.29
iii. Sub-Prime Loans	193,583.14	101,459.93	25,817.11	0.00	22,128.19	57,002.96
iv. Total Loans	2,007,919.31	585,443.42	307,483.91	13,659.92	588,015.09	427,723.68

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	21	12	2	0	7	6
ii. Non-Prime Loans	106	18	14	1	28	19
iii. Sub-Prime Loans	13	6	2	0	2	4
iv. Total Loans	140	36	18	1	37	29

Principal Balance as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Balance
i. Prime Loans	0.17%	0.13%	0.03%	0.00%	0.06%	0.05%
ii. Non-Prime Loans	1.05%	0.20%	0.16%	0.01%	0.32%	0.20%
iii. Sub-Prime Loans	2.51%	1.31%	0.33%	0.00%	0.29%	0.74%
iv. Total Loans	0.66%	0.19%	0.10%	0.01%	0.19%	0.14%

Number of Contracts as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Number
i. Prime Loans	0.22%	0.13%	0.02%	0.00%	0.07%	0.06%
ii. Non-Prime Loans	1.15%	0.20%	0.15%	0.01%	0.30%	0.21%
iii. Sub-Prime Loans	2.33%	1.08%	0.36%	0.00%	0.36%	0.72%
iv. Total Loans	0.73%	0.19%	0.09%	0.01%	0.19%	0.15%

Section III. Collection Period Activity and Current Status
A. Portfolio				Principal Weighted Average
	Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)
i. Prime Loans	9,307	141,887,074.98	7.89%	68.05	56.75	11.30
ii. Non-Prime Loans	8,949	142,356,486.26	11.64%	69.28	58.03	11.25
iii. Sub-Prime Loans	540	7,292,515.24	16.40%	64.88	54.87	10.01
iv. Pre-funding Account		0.00
v. Total Loans	18,796	291,536,076.48	9.93%	68.58	57.33	11.25

B. Delinquencies in Period
	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	470,650.66	98,728.70	111,882.74	0.00	65,934.74	100,382.52
ii. Non-Prime Loans	1,852,821.31	527,857.38	104,476.71	72,772.37	556,903.03	426,519.40
iii. Sub-Prime Loans	224,416.88	33,898.01	48,794.04	11,411.75	19,117.52	22,128.19
iv. Total Loans	2,547,888.85	660,484.09	265,153.49	84,184.12	641,955.29	549,030.11

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	33	7	7	0	4	6
ii. Non-Prime Loans	124	36	6	4	31	26
iii. Sub-Prime Loans	13	3	3	1	2	2
iv. Total Loans	170	46	16	5	37	34

Principal Balance as a % of Current Balance	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
i. Prime Loans	0.33%	0.07%	0.08%	0.00%	0.05%	0.07%
ii. Non-Prime Loans	1.30%	0.37%	0.07%	0.05%	0.39%	0.30%
iii. Sub-Prime Loans	3.08%	0.46%	0.67%	0.16%	0.26%	0.30%
iv. Total Loans	0.87%	0.23%	0.09%	0.03%	0.22%	0.19%

Number of Contracts as a % of Current Number	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
i. Prime Loans	0.35%	0.08%	0.08%	0.00%	0.04%	0.06%
ii. Non-Prime Loans	1.39%	0.40%	0.07%	0.04%	0.35%	0.29%
iii. Sub-Prime Loans	2.41%	0.56%	0.56%	0.19%	0.37%	0.37%
iv. Total Loans	0.90%	0.24%	0.09%	0.03%	0.20%	0.18%

Section III. Collection Period Activity and Current Status
C. Collections
i. Simple Interest Contracts
a. Interest Collections	2,347,446.23
b. Principal Collections	10,885,261.26
ii. Net Liquidation Proceeds	259,414.50
iii. Post Disposition Recoveries	7,679.09
iv. Repurchase Amounts
a. Interest	0.00
b. Principal	0.00

D. Pre-funding Account
i. Beginning Balance	0.00
ii. Withdrawal from Pre-funding Account During Current Collection Period	0.00
iii. Ending Balance	0.00

E. Total Available
i. Total Interest Collections	2,347,446.23
ii. Total Principal Collections	11,144,675.76
iii. Collected Funds	13,492,121.99
iv. Reinvestment Income Collected in Spread Account	8,715.85

F. Month End Pool Balance
i. Beginning Pool Balance	302,970,367.85
ii. Principal Collections	11,144,675.76
iii. Realized and Cram-Down Losses	289,615.61
iv. Month End Pool Balance	291,536,076.48

Section IV. Distribution Calculations
A. Servicing Fee
i. Servicing Fee Rate
a. Prime Receivable @ 1.00%			122,568.13
b. Non-prime Receivables @ 1.50%			185,201.98
c. Sub-prime Receivables @ 2.00%			12,878.39
d. Total Servicing Fee			320,648.49
e. Total Receivables @ 1.25%			315,594.13
ii. Base Servicing Fee (less of id and ie)			315,594.13
iii. Previous Base Servicing Fee Shortfall			0.00
iv. Additional Servicing Fee			5,054.36
v. Previous Additional Servicing Fee Shortfall			0.00
vi. Total Additional Servicing Fee			5,054.36
vii. Supplemental Servicing Fee			98,956.13
viii. Total Supplemental Servicing Fee			98,956.13
B. Letter of Credit Commitment Fee
i. Letter of Credit Commitment Fee			0.250%
ii. Base Letter of Credit Commitment Fee			2,807.29
iii. Previous Letter of Credit Commitment Fee Shortfall			0.00
iv. Total Letter of Credit Commitment Fee Due			2,807.29

C. Bond Interest	Bond Interest Rate	Number of Days In Period	Current Interest	Previous Interest Shortfall	Accrued Interest on Interest Shortfall	Total Bond Interest Due
i. Class A-1 Notes	4.50%	32	111,788.24	0.00	0.00	111,788.24
ii. Class A-2 Notes	4.84%	30	330,733.33	0.00	0.00	330,733.33
iii. Class A-3 Notes	4.91%	30	417,350.00	0.00	0.00	417,350.00
iv. Class A-4 Notes	5.01%	30	193,615.63	0.00	0.00	193,615.63
v. Class B Notes	5.12%	30	89,600.00	0.00	0.00	89,600.00
vi. Class C Notes	5.44%	30	107,100.00	0.00	0.00	107,100.00
v. Total	4.95%	30	1,250,187.20	0.00	0.00	1,250,187.20
D. Bond Principal
i. Beginning Note Balance		302,970,367.85
ii. Current Pool Balance		291,536,076.48
iii. Principal Distributable Amount		11,434,291.37

E. Total Required Distributions	13,002,879.99
F. Total Available Funds	13,499,801.08
G. Required Distribution Shortfall	0.00
H. Cash Available in Spread Account	2,439,660.16
I. Reserve Account Draw	0.00
J. Letter of Credit Commitment	13,475,000.00
K. Letter of Credit Required Payment Amount	0.00
L. Total Cash Available for Distributions	13,499,801.08

Section V. Waterfall for Distributions
A. Total Available Funds	13,499,801.08
	Amount Due	Amount Paid	Shortfall	Remaining Amount Available for Distribution
B. Servicing Fee	315,594.13	315,594.13	0.00	13,184,206.95
C. Letter of Credit Commitment Fee	2,807.29	2,807.29	0.00	13,181,399.66
D. Class A Note Interest	1,053,487.20	1,053,487.20	0.00	12,127,912.46
E. Class A Principal Distributable Amount	11,434,291.37	11,434,291.37	0.00	693,621.09
F. Class B Note Interest	89,600.00	89,600.00	0.00	604,021.09
G. Class B Principal Distributable Amount	0.00	0.00	0.00	604,021.09
H. Class C Note Interest	107,100.00	107,100.00	0.00	496,921.09
I. Class C Principal Distributable Amount	0.00	0.00	0.00	496,921.09
J. Reserve Deposit	0.00	0.00	0.00	496,921.09
K. Payment of Additional Servicing Fee	5,054.36	5,054.36	0.00	491,866.73
M. Deposit to Principal Distribution Account	491,866.73	491,866.73	0.00	0.00

Section VI. Bond Reconciliation
	Beginning Balance	Principal Paid	Ending Balance	Interest Due	Interest Paid	Interest Shortfall
A. Class A-1 Notes	27,970,367.85	11,434,291.37	16,536,076.48	111,788.24	111,788.24	0.00
B. Class A-2 Notes	82,000,000.00	0.00	82,000,000.00	330,733.33	330,733.33	0.00
C. Class A-3 Notes	102,000,000.00	0.00	102,000,000.00	417,350.00	417,350.00	0.00
D. Class A-4 Notes	46,375,000.00	0.00	46,375,000.00	193,615.63	193,615.63	0.00
D. Class B Notes	21,000,000.00	0.00	21,000,000.00	89,600.00	89,600.00	0.00
D. Class C Notes	23,625,000.00	0.00	23,625,000.00	107,100.00	107,100.00	0.00
E. Total	302,970,367.85	11,434,291.37	291,536,076.48	1,250,187.20	1,250,187.20	0.00

Section VII. Cumulative Net Loss Trigger Event
A. Cumulative Net Loss Calculation	0.22%
B. Has Cumulative Net Loss Trigger Event Occurred and Is It Continuing?	No

Section VIII. Spread Account and Letter of Credit Reconciliation
A. Required Spread Account Parameters:
i. Spread Account Floor Amount	1,750,000.00
ii. Spread Account Specified Amount	15,305,644.02
iii. Spread Account Maximum Amount	29,153,607.65
iv. Spread Account Required Amount	1,830,644.02

B. Allocations, Deposits and Reductions of the Spread Account and the Letter of Credit Commitment	Deposit of Cash in Spread Account	Change in Letter of Credit Commitment	Cash on Deposit in Spread Account	Letter of Credit Commitment
i. Beginning Balance			2,439,660.16	13,475,000.00
ii. Deposit of Letter of Credit Commitment into Spread Account upon Spread Account Deposit Event (i-iv or vi)	0.00	0.00	2,439,660.16	13,475,000.00
iii. Deposit of Letter of Credit Commitment into Spread Account upon Spread Account Deposit Event (v)	0.00	0.00	2,439,660.16	13,475,000.00
iv. Deposit to Spread Account from Waterfall	0.00	0.00	2,439,660.16	13,475,000.00
v. Release from Spread Account when Net Yield Trigger Event Has Not Occurred or Has Been Deemed Cured	-609,016.15	0.00	1,830,644.02	13,475,000.00
vi. Release from Spread Account when Net Yield Trigger Event Has Occurred and Has Not Been Deemed Cured	0.00	0.00	1,830,644.02	13,475,000.00
vii. Reduction of Letter of Credit Commitment when Net Yield Trigger Event Not Occurred or Deemed Cured	0.00	0.00	1,830,644.02	13,475,000.00
viii. Reduction of Letter of Credit Commitment when Net Yield Trigger Event Has Occurred and Not Deemed Cured	0.00	0.00	1,830,644.02	13,475,000.00

Section X. Extensions and Deferrals

A. Number of Extensions Performed During the Current Collection Period			124
B. Balance of Loans Extended During the Current Collection Period			2,141,540.43

Section XI. Historical Portfolio Performance

	Previous Period Cumulative Charge Offs	Current Period Charge-Offs	Previous Period Cumulative Losses	Current Period Losses	Current Period Prepayment Speed
i. Prime Loans	237,328.05	100,382.52	89,666.45	57,577.50	1.7149%
ii. Non-Prime Loans	772,976.84	426,519.40	358,623.16	216,081.06	11.7340%
iii. Sub-Prime Loans	108,096.65	22,128.19	36,948.26	8,277.96	3.0839%
iv. Total Loans	1,118,401.54	549,030.11	485,237.87	281,936.52	1.9272%

/s/ Harold E. Miller, Jr.		/s/ Tonya B. Roemer
Harold E. Miller, Jr.		Tonya B. Roemer
President,C.E.O		Vice President